Exhibit (b)

CERTIFICATION OF CEO AND CFO PURSUANT TO

18 U.S.C. 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Certified Shareholder Report on Form N-CSR of FS Global Credit Opportunities Fund—A (the “Feeder Fund”) for the six months ended June 30, 2019, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Form N-CSR”), Michael C. Forman, as Chief Executive Officer of the Feeder Fund, and Edward T. Gallivan, Jr., as Chief Financial Officer of the Feeder Fund, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

•	The Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Feeder Fund.

Date: September 6, 2019

/s/ Michael C. Forman

Michael C. Forman

Chief Executive Officer

/s/ Edward T. Gallivan, Jr.

Edward T. Gallivan, Jr.

Chief Financial Officer